                                                                    EXHIBIT 11.1

                          WESTERN GAS RESOURCES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                               DECEMBER 31, 1997


                                                                  Weighted
                                                                   Average
                                                                  Shares Of                      Earnings
                                                                    Common                       Per Share
                                                                    Stock           Net          Of Common
                                                                 Outstanding       Income         Stock
                                                                -------------    -----------    ----------
Net income.................................................                      $ 1,487,000

Weighted average shares of common stock outstanding........     $  32,134,011

Less preferred stock dividends:
   $2.28 cumulative preferred stock........................                       (3,194,000)
   $2.625 cumulative convertible preferred stock...........                       (7,245,000)
                                                                -------------    -----------
                                                                   32,134,011    $(8,952,000)
                                                                =============    ===========

Basic earnings per share of common stock...................                                     $    (.28)
                                                                                                =========

(Assume no conversion of anti-dilutive convertible preferred stock)

Assume exercise of common stock equivalents:
   Weighted average shares of common stock outstanding.....        32,134,011

   (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options...............................             3,792
                                                                -------------    -----------
                                                                   32,137,803    $(8,952,000)
                                                                =============    ===========

Fully diluted earnings per share of common stock...........                                     $    (.28)
                                                                                                =========